UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2016

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2016, Lonestar Resources US Inc., a Delaware corporation (the “Company”), by and on behalf of itself and certain of its subsidiaries, entered into a Repurchase Facilitation Agreement (the “Facilitation Agreement”) with Seaport Global Securities LLC, a Delaware limited liability company (“Seaport Global”).  Pursuant to the Facilitation Agreement, the Company has agreed to issue to Seaport Global shares of its Class A common stock (“Common Stock”), upon the approval of such issuance by holders of a majority of the issued and outstanding shares of Common Stock (the “Stockholder Approval”), in consideration for the repurchase from time to time of 8.75% senior notes due 2019 (the “2019 Notes”) issued by Lonestar Resources America, Inc., a wholly owned subsidiary of the Company, to be acquired by Seaport Global in one or more open market purchases.

Subject to the Share Cap (defined below), the Company will issue shares of Common Stock in an amount equal to the purchase price of any 2019 Notes financed by Seaport Global divided by (i) with respect to any financing prior to the initial issuance of shares (expected to occur upon the Stockholder Approval), 90% of the closing price of the Common Stock on September 28, 2016 and (ii) with respect to any financing subsequent to the initial issuance of shares, 90% of the closing price of the Common Stock on the most recently completed trading date prior to the date that shares of Common Stock are delivered to Seaport Global.  The number of shares of Common Stock that the Company may issue to Seaport Global under the Facilitation Agreement is limited to the lesser of (a) 460,000 shares of Common Stock and (b) a number of shares of Common Stock that would, as a result of the issuance thereof to Seaport Global, cause EF Realisation Company Limited (the “Majority Stockholder”) to hold less than a majority of the issued and outstanding shares of Common Stock (the “Share Cap”). If the Stockholder Approval does not occur prior to 90 days from the date of the first Seaport Global-financed acquisition of 2019 Notes, then, Seaport Global, at its sole option, may require a payment in cash from the Company equal to 110% of the amount of financing provided thereby.

The Facilitation Agreement contains customary representations, warranties and covenants of the Company and Seaport Global, and the issuance of the Common Stock is subject to certain conditions, including the Stockholder Approval and applicable filings with the Securities and Exchange Commission.

This description of the Facilitation Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Facilitation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Facilitation Agreement, upon the Stockholder Approval, the Company intends to issue shares of Common Stock to Seaport Global, in an amount up to the Share Cap, in one or more private transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On October 5, 2016, the Company issued a press release announcing the Company’s entry into the Facilitation Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Repurchase Facilitation Agreement, by and between Seaport Global Securities LLC and Lonestar Resources US Inc., dated as of September 29, 2016.

99.1	Press Release dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: October 5, 2016	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Repurchase Facilitation Agreement, by and between Seaport Global Securities LLC and Lonestar Resources US Inc., dated as of September 29, 2016.
99.1	Press Release dated October 5, 2016.